Exhibit 4.2
EXECUTION COPY

MGM MIRAGE
7.625% Notes due 2017
FIRST SUPPLEMENTAL INDENTURE
Dated as of December 21, 2006
U.S. BANK NATIONAL ASSOCIATION,
Trustee

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Page
SECTION 9.03. CONFLICTS	11
SECTION 9.04. GOVERNING LAW	11
SECTION 9.05. COUNTERPARTS	11
SECTION 9.06. RATIFICATION	11
SECTION 9.07. SEVERABILITY	12

Exhibits
EXHIBIT A -	FORM OF GLOBAL NOTE
EXHIBIT B -	FORM OF NOTATION OF GUARANTEE
EXHIBIT C -	FORM OF INSTRUMENT OF JOINDER

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     FIRST SUPPLEMENTAL INDENTURE dated as of December 21, 2006 (this “Supplemental Indenture”), among MGM MIRAGE, a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto, and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), having its Corporate Trust Office at 60 Livingston Avenue, St. Paul, MN 55107-1419.
     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have entered into an Indenture dated as of December 21, 2006 (the “Base Indenture”, and as modified, supplemented or amended from time to time, including pursuant to this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s debt securities;
     WHEREAS, Section 2.01 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of debt securities of any series as permitted by Section 2.01 and Section 9.01 of the Base Indenture;
     WHEREAS, the Company is entering into this Supplemental Indenture to establish the form and terms of its 7.625% Notes due January 15, 2017;
     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01 DEFINITIONS
     Each term used herein has the meaning assigned to such term in the Base Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern the Notes issued under this Supplemental Indenture. The following terms, as used herein, have the following meanings:
     “Additional Notes” means Notes issued in accordance with Section 2.04 of this Supplemental Indenture.
     “Attributable Debt” with respect to any Sale and Lease-Back Transaction that is subject to the restrictions under Section 4.04 of this Supplemental Indenture, means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.
     “Clearstream” means Clearstream Banking, societe anonyme, Luxembourg.
     “Closing Date” means December 21, 2006.
     “Consolidated Net Tangible Assets” means the total amount of assets (including investments in Joint Ventures) of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of the Company for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.
     “Corporate Trust Office” means the office of the Trustee specified in Section 9.01 of this Supplemental Indenture or any other office specified by the Trustee from time to time pursuant to such Section.
     “Credit Facility” means the Fifth Amended and Restated Loan Agreement, dated as of October 3, 2006, among the Company, as Borrower and Detroit, as Co-Borrower, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.
     “Detroit” means MGM Grand Detroit, LLC, a Delaware limited liability company.
     “Euroclear” means Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear system.
     “Excluded Subsidiary” means Detroit and its Subsidiaries (including MGM Grand Detroit II, LLC), MGMM Insurance Company, a Vermont corporation, Circus Circus New Jersey, Inc., a New Jersey corporation, Go Vegas, a Nevada corporation, MGM MIRAGE Online, LLC, a Nevada limited liability company, Nevada Landing Partnership, an Illinois partnership, Pine Hills Development II, a Mississippi partnership, Revive Partners, LLC, a Nevada limited liability company, M3 Nevada Insurance Company, a Nevada corporation, and other Subsidiaries that may from time to time become Excluded Subsidiaries (if such other Subsidiaries are not guarantors of the Company’s other Indebtedness, and are not subject to any covenants in, or Liens securing, the Credit Facility or the Existing Senior Notes), and the Company’s non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, provided such holding companies have no other assets or operations, provided, further, that except for Detroit to the extent of any amounts of proceeds of borrowings under the Credit Facility made available to Detroit, if any Excluded Subsidiary becomes subject to the covenants in the Credit Facility applicable to the Subsidiary Guarantors or grants any Liens to secure the Credit Facility, or if any Excluded Subsidiary guarantees or grants any Liens to secure any of the Existing Senior Notes, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary, and provided, further, that Nevada Landing Partnership will be an Excluded Subsidiary only until receipt of approval from the Illinois Gaming Board of its Subsidiary Guarantee of the Notes.
     “Existing Senior Notes” means (i) the Company’s 6.0% senior notes due 2009 in the original aggregate principal amount of $1,050 million, (ii) the Company’s 8.50% senior notes due 2010 in the original aggregate principal amount of $850 million, (iii) the Company’s 6.75% senior notes due 2012 in the original aggregate principal amount of $550 million, (iv) the Company’s 6.75% senior notes due 2013 in the original aggregate principal amount of $500 million, (v) the Company’s 5.875% senior notes due 2014 in the original aggregate principal amount of $525 million, (vi) the Company’s 6.625% senior notes due 2015 in the original aggregate principal amount of $875 million, (vii) the Company’s 6.875% senior notes due 2016 in the original aggregate principal amount of $250 million, (viii) the Mandalay Senior Notes, and (ix) the Mirage Notes (in each case, including any guarantees thereof by any Subsidiary Guarantors).
     “Funded Debt” means all Indebtedness of the Company or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the Notes or the applicable Guarantee.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     “Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Detroit City Council, the Mississippi Gaming Commission, the Illinois Gaming Board or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a Subsidiary (other than an Excluded Subsidiary) of the Company or any successor thereto.
     “Global Notes” means one or more Notes in the form attached hereto as Exhibit A issued under this Indenture that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.
     “Initial Notes” means Notes issued in accordance with Section 2.02 of this Supplemental Indenture.
     “Interest Payment Date” with respect to any Note means January 15 and July 15 of each year, commencing July 15, 2007, provided that if such Interest Payment Date is not a Business Day, interest due on such Interest Payment Date shall be payable on the next succeeding Business Day.
     “Mandalay” means Mandalay Resort Group, a Nevada corporation.
     “Mandalay Senior Notes” means (i) Mandalay’s 6.375% Senior Notes due 2011 in the original aggregate principal amount of $250 million; (ii) Mandalay’s 6.50% Senior Notes due 2009 in the original aggregate principal amount of $250 million; (iii) Mandalay’s 9.50% Senior Notes due 2008 in the original aggregate principal amount of $200 million; (iv) Mandalay’s Floating Rate Convertible Senior Debentures due 2033 in the aggregate principal amount of $5.9 million; (v) Mandalay’s 7% Debentures due 2036 in the original aggregate principal amount of $150 million; and (vi) Mandalay’s 6.7% Debentures due 2096 in the aggregate principal amount of $4.3 million.
     “Maturity Date” means January 15, 2017.
     “Mirage” means Mirage Resorts, Incorporated, a Nevada corporation.
     “Mirage Notes” means (i) Mirage’s 6.75% notes due 2007 in the original aggregate principal amount of $200 million, (ii) Mirage’s 6.75% notes due 2008 in the original aggregate principal amount of $200 million and (iii) Mirage’s 7.25% debentures due 2017 in the original aggregate principal amount of $100 million.
     “Notes” means any Notes authenticated and delivered under this Supplemental Indenture and any additional supplemental indenture entered into pursuant to Section 2.04 of this Supplemental Indenture. For all purposes of this Supplemental Indenture, the term “Notes” shall include Initial Notes and any Additional Notes. All Initial Notes and Additional Notes shall vote together as one series of Notes under the Indenture.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Principal Property” means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25 million and 2% of Consolidated Net Tangible Assets.
     “Redemption Price” has the meaning specified in Article III of this Supplemental Indenture.
     “Regular Record Date” for the interest payable on the Notes on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.
     “Sale and Lease-Back Transaction” means any arrangement with a person (other than the Company or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to the Company or any of its Subsidiaries for a period of more than three years of any Principal Property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such person or to any other person (other than the Company or any of its Subsidiaries), to which funds have been or are to be advanced by such person on the security of the leased property.
     “Subsidiary Guarantor” means (i) each Subsidiary of the Company identified as a Subsidiary Guarantor on the signature pages hereof and (ii) each other Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with Section 4.02 of this Supplemental Indenture or by executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor, together with their permitted successors and assigns provided that if the Guarantee of a Subsidiary Guarantor is withdrawn or cancelled pursuant to Section 4.02(b) of this Supplemental Indenture, such Person shall no longer be a Subsidiary Guarantor hereunder.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
ARTICLE II
CERTAIN TERMS AND ISSUANCE OF THE NOTES
     SECTION 2.01. DESIGNATION OF NOTES.
     The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other Debt Securities that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby designated a series of Notes under the Indenture entitled “7.625% Notes due 2017.”
     SECTION 2.02. AGGREGATE INITIAL PRINCIPAL AMOUNT.
     Subject to Section 2.01(b) of the Base Indenture, the aggregate initial principal amount of the Notes which may be authenticated and delivered pursuant to this Supplemental Indenture is $750,000,000 (the “Initial Notes”). The Company may issue Additional Notes from time to time pursuant to Section 2.04 of this Supplemental Indenture.
     SECTION 2.03. FORM; PAYMENT OF INTEREST AND PRINCIPAL ON NOTES; CUSIP.
     (a) General. Without limiting the foregoing provisions of this Article II, the terms of the Notes shall be as set forth in the form of Notes set forth in Exhibit A hereto and as provided in the Indenture, as supplemented by this Supplemental Indenture. The Notes will be issued in denominations of $1,000 and integral multiples thereof.
     (b) Payment of Interest and Principal on Notes. The Notes will mature on January 15, 2017 and will bear interest at the rate of 7.625% per annum. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2007, to the Holders thereof at the close of business on the immediately preceding January 1 and July 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     (c) CUSIP. The CUSIP number for the Initial Notes is 552953BB6.
     SECTION 2.04. ISSUANCE OF ADDITIONAL NOTES.
     If authorized by a Board Resolution, the Company shall be entitled to issue Additional Notes under this Supplemental Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price or amount of interest payable on the first interest payment date applicable thereto; provided that such issuance shall be made in compliance with the Indenture; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.
     With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:
     (1) the aggregate principal amount of the Notes outstanding immediately prior to the issuance of such Additional Notes;
     (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered;
     (3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto; and
     (4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes.
ARTICLE III
OPTIONAL REDEMPTION
     The Notes are redeemable at the option of the Company, in whole or in part at any time at a redemption price (the “Redemption Price”) equal to the greater of:
•	100% of the principal amount thereof; or

•	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest to the Redemption Date on the Notes to be redeemed.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date:
•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).
     “Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     Other than as specifically provided in this Article III, any redemption of Notes shall be conducted in accordance with the provisions of Article III of the Base Indenture.
ARTICLE IV
ADDITIONAL COVENANTS.
     In addition to the covenants set forth in Article IV of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article IV.
     SECTION 4.01. WAIVER OF CERTAIN COVENANTS.
     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.02 through 4.04 of this Supplemental Indenture if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided that no waiver of any requirement to provide a Guarantee or collateral shall be effective without the Act of the Holder of each Outstanding Note affected thereby.
     SECTION 4.02. GUARANTEE.
     (a) The Company shall from time to time (i) cause each Subsidiary of the Company that is not an Excluded Subsidiary to become, on the Closing Date or, if such Subsidiary is acquired or created after the Closing Date or such Subsidiary was an Excluded Subsidiary but thereafter is not an Excluded Subsidiary, at the later of (A) the time of the acquisition, creation or change in status of such Subsidiary and (B) the time at which such Subsidiary Incurs Indebtedness or such Subsidiary guarantees or secures any Indebtedness of the Company, a guarantor of the obligations of the Company under this Indenture and the Notes by executing this Indenture (directly, by supplemental indenture or by a joinder agreement, a form of which is attached hereto as Exhibit C) as a Subsidiary Guarantor or by executing a Guarantee in substantially the form of Article X of the Base Indenture (provided that the provision of a Guarantee by a Subsidiary after the Closing Date shall be subject to compliance with any applicable Gaming Laws and the Company agrees that (subject to Section 4.02(b) of this Supplemental Indenture) it shall not have any such Subsidiary that is not an Excluded Subsidiary unless it is permitted to give such Guarantee under applicable Gaming Laws) and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Guarantee is the valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles.
     (b) The actions set forth in Section 4.02(a) of this Supplemental Indenture shall be taken within 10 days of the time on which any Person is required to become a Subsidiary Guarantor, provided that if such Person is not permitted to give a Guarantee under applicable Gaming Laws, then, unless such Person has become a guarantor of the Credit Facility, any Existing Senior Notes or any Additional Notes, such period shall be extended as long as the Company continues to use best efforts to obtain the requisite consents for such Guarantee from the applicable Gaming Authority. Each Note issued after the date of execution by any additional Subsidiary Guarantor of a Guarantee set forth in this Indenture shall be endorsed with a form of Guarantee that has been executed by such Subsidiary Guarantor. However, the failure of any Note to have endorsed thereon a Guarantee executed by such Subsidiary Guarantor shall not affect the validity or enforceability of such Guarantee. In the case of a Subsidiary that becomes a Subsidiary Guarantor after the Closing Date as a result of its guarantee of Indebtedness of the Company (and not as a result of its Incurrence of Indebtedness), if such Subsidiary thereafter no longer guarantees any Indebtedness and has not Incurred any Indebtedness, then, upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such conditions to release of the Guarantee by such Subsidiary have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its Guarantee Obligations under its Guarantee.
     (c) The Company will not, and will not permit any Subsidiary to, create or acquire or have any Subsidiary that is not an Excluded Subsidiary without making effective provision for such Subsidiary to become a Subsidiary Guarantor under this Indenture. In the event that the Company or any Subsidiary shall create or acquire any Subsidiary that is (i) not a guarantor of the Company’s Indebtedness (including the Notes, the Credit Facility and the Existing Senior Notes), and not subject to any covenants in, or Liens securing, the Credit Facility or the Existing Senior Notes, or (ii) a non-U.S. Subsidiary whose only tangible assets are located in foreign nations or a holding company of any non-U.S. Subsidiaries whose only tangible assets are located in foreign nations, provided such holding company has no other assets or operations, then such Subsidiary shall be an Excluded Subsidiary.
     SECTION 4.03. LIMITATION ON LIENS.
     (a) Other than as provided in Section 4.03(c) of this Supplemental Indenture and subject to compliance with any applicable Gaming Laws, neither the Company nor any Subsidiary Guarantor will, directly or indirectly, issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date hereof) without effectively providing that all of the Notes or Guarantees then outstanding, as the case may be, shall be secured equally and ratably with (or prior to) the Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:
     (i) Liens existing on the date of original issuance of the Notes;
     (ii) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with the Company or a Subsidiary Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary Guarantor or such merger or consolidation and do not extend to or cover property of the Company or any Subsidiary Guarantor other than property of the entity so acquired or which becomes a Subsidiary Guarantor);
     (iii) Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of the Company or any Subsidiary Guarantor other than the property so acquired);
     (iv) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;
     (v) Liens which secure Indebtedness of a Subsidiary of the Company to the Company or to a Subsidiary Guarantor or which secure Indebtedness of the Company to a Subsidiary Guarantor;
     (vi) Liens on the stock, partnership or other equity interest of the Company or Subsidiary Guarantor in any Joint Venture or any Subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;
     (vii) Liens to government entities, including pollution control or industrial revenue bond financing;
     (viii) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity;
     (ix) mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;
     (x) Liens for taxes or assessments and similar charges;
     (xi) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and other minor irregularities of title; and
     (xii) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (i) through (vi).
     (b) Notwithstanding the foregoing,
     (i) if any of the Existing Senior Notes are hereafter secured by any Liens on any of the assets of the Company or any Subsidiary Guarantor, then the Company and the Subsidiary Guarantor shall, substantially concurrently with the granting of such Liens, subject to such Liens having been approved by all applicable Gaming Authorities to the extent the Gaming Laws of the applicable jurisdiction require such approval, grant perfected Liens in the same collateral to secure the Notes (or Guarantees, as the case may be), equally, ratably and on a pari passu basis. The Liens granted pursuant to this provision shall be (A) granted concurrently with the granting of any such Liens, and (B) granted pursuant to instruments, documents and agreements which are no less favorable to the Trustee and the Holders of the Notes than those granted to secure the Existing Senior Notes. In connection with the granting of any such Liens, the Company and each Subsidiary Guarantor shall provide to the Trustee (y) policies of title insurance on customary terms and conditions, to the extent that policies of title insurance on the corresponding property are provided to the Holders of the Existing Senior Notes or their respective trustee (and in an insured amount that bears the same proportion to the principal amount of the Notes as the insured amount in the policies provided to the holders of the Existing Senior Notes bears to the aggregate outstanding amount of the Existing Senior Notes), and (z) legal opinions and other assurances as the Trustee may reasonably request.
     (ii) if the Company and the Subsidiary Guarantors become entitled to the release of any of such equal, ratable and pari passu Liens securing the Existing Senior Notes, and provided that no Default or Event of Default has then occurred and remains continuing, the Company and the Subsidiary Guarantors may in their sole discretion request that the collateral agent release any corresponding Liens securing the Notes, the Existing Senior Notes and such other notes and guarantees, and in such circumstances the collateral agent (or the Trustee) shall so release such Liens.
     (c) Notwithstanding the foregoing, the Company or any Subsidiary Guarantor may create, assume or suffer to exist Liens not otherwise permitted as described above, provided that at the time of such incurrence, assumption or sufferance, after giving effect to such Lien, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under Section 4.03(a) of this Supplemental Indenture) plus all Attributable Debt in respect of Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under Section 4.04(a) of this Supplemental Indenture), measured, in each case, at the time the Lien is incurred, does not exceed 15% of Consolidated Net Tangible Assets, provided that the foregoing shall not apply to any Liens that may at any time secure any of the Existing Senior Notes.
     SECTION 4.04. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.
     (a) Other than as provided in Section 4.04(b) of this Supplemental Indenture, neither the Company nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction, unless either:
     (i) the Company or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (i) through (xii) of Section 4.03(a) of this Supplemental Indenture, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Notes; or
     (ii) an amount equal to the greater of the net cash proceeds of such sale or the fair market value of such property (in the good faith opinion of the Board of Directors) is applied within 120 days to the retirement or other discharge of its Funded Debt.
     (b) Notwithstanding the foregoing, the Company or any Subsidiary Guarantor may enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of entering into such Sale and Lease-Back Transaction, after giving effect to such Sale and Lease-Back Transaction, the sum of outstanding Indebtedness secured by Liens (not including Liens permitted under Section 4.03(a) of this Supplemental Indenture) plus all Attributable Debt in respect of Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under Section 4.04(a) of this Supplemental Indenture), measured, in each case, at the time any such Sale and Lease-Back Transaction is entered into, does not exceed 15% of Consolidated Net Tangible Assets, provided that the foregoing shall not apply to any Liens that may at any time secure any of the Existing Senior Notes.
ARTICLE V
ADDITIONAL EVENTS OF DEFAULT
     “Event of Default” wherever used with respect to the Notes means the Events of Default set forth in Article VI of the Base Indenture and any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) the acceleration or maturity of any Indebtedness of the Company or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any time, in an amount in excess of the greater of (i) $25,000,000 and (ii) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes; or
     (b) entry of final judgments against the Company or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $25,000,000 and judgments exceeding $25,000,000 remain undischarged for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes.

ARTICLE VI
ADDITIONAL TRUSTEE PROVISION
     In the case of any default of the character specified in clause (a) of Article V of this Supplemental Indenture with respect to the Notes, no notice described in Section 7.02 of the Base Indenture shall be given to Holders until at least 30 days after the occurrence thereof.
ARTICLE VII
SUPPLEMENTAL INDENTURE
     In addition to the items listed in Section 9.01 of the Base Indenture, without the consent of any Holders of the Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, in order to specify the information in respect of Additional Notes required by Section 2.04 of this Supplemental Indenture.
ARTICLE VIII
ADDITIONAL GUARANTEE PROVISIONS
     SECTION 8.01. WAIVER.
     In addition to the terms set forth in Article X of the Base Indenture, each of the Subsidiary Guarantors hereby waives, to the extent permitted under Nev. Rev. Stat. 40.495, any rights arising out of Nev. Rev. Stat. 40.430.
     SECTION 8.02. CONTRIBUTION.
     The Notes shall not be subject to Section 10.04 of the Base Indenture. In lieu thereof, the following provision shall apply:
     “In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the net worth of each Subsidiary Guarantor (including the Funding Guarantor but, in the case of Detroit, not in excess of the amount of proceeds of borrowings under the Credit Facility made available to Detroit) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to the Guarantee.”
ARTICLE IX
MISCELLANEOUS
     SECTION 9.01. NOTICE.
     Any notice or communication in respect of the Notes shall be in writing and shall be hand delivered or mailed by first class mail (registered or certified, return receipt requested) or sent by telex or telecopier, to the following addresses:

     if to the Company:
MGM MIRAGE
3600 Las Vegas Boulevard South,
Las Vegas, Nevada 89109
Telecopier no.: (702) 693-7628
Attention of: Treasurer
     if to the Trustee:
U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue,
St. Paul, MN 55107-1419
Telecopier no.: (651) 495-8097
Attention of: Corporate Trust Administration
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     SECTION 9.02. AMENDMENT AND SUPPLEMENT.
     This Supplemental Indenture or the Notes may be amended or supplemented as provided for in the Indenture.
     SECTION 9.03. CONFLICTS.
     In the event of any conflict between this Supplemental Indenture and the Base Indenture, the provisions of this Supplemental Indenture shall prevail.
     SECTION 9.04. GOVERNING LAW.
     THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEES THEREOF.
     SECTION 9.05. COUNTERPARTS.
     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
     SECTION 9.06. RATIFICATION.
     The Base Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect and is in all respects ratified and confirmed.

     SECTION 9.07. SEVERABILITY.
     In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of such Notes.
[Signature Pages Follow]

SIGNATURES
     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MGM MIRAGE
By:	/s/ Bryan L. Wright
Name:	Bryan L. Wright
Title:	Senior Vice President, Assistant General Counsel and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

SIGNATURE PAGE TO MGM MIRAGE SUPPLEMENTAL INDENTURE
DECEMBER 2006

SUBSIDIARY GUARANTORS

AC Holding Corp., a Nevada corporation
AC Holding Corp. II, a Nevada corporation
The April Cook Companies, a Nevada corporation
Beau Rivage Distribution Corp., a Mississippi corporation
Beau Rivage Resorts, Inc. a Mississippi corporation
Bellagio, LLC, a Nevada limited liability company
Boardwalk Casino, LLC, a Nevada limited liability company
Bungalow, Inc., a Mississippi corporation
Circus Circus Casinos, Inc., a Nevada corporation
Circus Circus Mississippi, Inc., a Mississippi corporation
CITYCENTER Boutique Residential Development, LLC, a Nevada limited liability company
CITYCENTER Harmon Development, LLC, a Nevada limited liability company
CITYCENTER Hotel & Casino, LLC, a Nevada limited liability company
CITYCENTER Realty Corporation, a Nevada corporation
CITYCENTER Vdara Development, LLC, a Nevada limited liability company
CITYCENTER Veer East Development, LLC, a Nevada limited liability company
CITYCENTER Veer West Development, LLC, a Nevada limited liability company
Colorado Belle Corp., a Nevada corporation
Country Star Las Vegas, LLC, a Nevada limited liability company
Destron, Inc., a Nevada corporation
Diamond Gold, Inc., a Nevada corporation
Edgewater Hotel Corporation, a Nevada corporation
Galleon, Inc., a Nevada corporation
Gold Strike Aviation, Incorporated, a Nevada corporation
Gold Strike Fuel Company, a Nevada partnership
By: Oasis Development Company, Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Gold Strike L.V., a Nevada partnership
By: Diamond Gold Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Goldstrike Finance Company, Inc., a Nevada corporation
Goldstrike Investments, Incorporated, a Nevada corporation
Grand Laundry, Inc., a Nevada corporation
Jean Development Company, a Nevada partnership
SIGNATURE PAGE TO MGM MIRAGE SUPPLEMENTAL INDENTURE
DECEMBER 2006

By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Jean Development North, a Nevada partnership
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: Diamond Gold Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
Jean Development West, a Nevada partnership
By: Diamond Gold Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Jean Fuel Company West, a Nevada partnership
By: Oasis Development Company, Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Last Chance Investments, Incorporated, a Nevada corporation
LV Concrete Corp., a Nevada corporation
MAC, Corp., a New Jersey corporation
Mandalay Corp., a Nevada corporation
Mandalay Marketing and Events, a Nevada corporation
Mandalay Place, a Nevada corporation
Mandalay Resort Group, a Nevada corporation
Metropolitan Marketing, LLC, a Nevada limited liability company
MGM Grand Atlantic City, Inc., a New Jersey corporation
MGM Grand Condominiums, LLC, a Nevada limited liability company
MGM Grand Condominiums II, LLC, a Nevada limited liability company
MGM Grand Condominiums III, LLC, a Nevada limited liability company
MGM Grand Condominiums East — Tower 1, LLC, a Nevada limited liability company
MGM Grand Detroit, Inc., a Delaware corporation
MGM Grand Hotel, LLC, a Nevada limited liability company
MGM Grand New York, LLC, a Nevada limited liability company
MGM Grand Resorts, LLC, a Nevada limited liability company
MGM Grand Resorts Development, a Nevada corporation
MGM MIRAGE Advertising, Inc., a Nevada corporation
MGM MIRAGE Aircraft Holdings, LLC, a Nevada limited liability company
SIGNATURE PAGE TO MGM MIRAGE SUPPLEMENTAL INDENTURE
DECEMBER 2006

MGM MIRAGE Aviation Corp., a Nevada corporation
MGM MIRAGE Corporate Services, a Nevada corporation
MGM MIRAGE Design Group, a Nevada corporation
MGM MIRAGE Development, LLC, a Nevada limited liability company
MGM MIRAGE Entertainment and Sports, a Nevada corporation
MGM MIRAGE International Marketing, Inc., a Nevada corporation
MGM MIRAGE Management and Technical Services, LLC, a Nevada limited liability company
MGM MIRAGE Manufacturing Corp., a Nevada corporation
MGM MIRAGE Operations, Inc., a Nevada corporation
MGM MIRAGE Retail, a Nevada corporation
MH, Inc., a Nevada corporation
M.I.R. Travel, a Nevada corporation
The Mirage Casino-Hotel, a Nevada corporation
Mirage Laundry Services Corp., a Nevada corporation
Mirage Leasing Corp., a Nevada corporation
Mirage Resorts, Incorporated, a Nevada corporation
MMNY Land Company, Inc., a New York corporation
MRG Vegas Portal, Inc., a Nevada corporation
MRGS Corp., a Nevada corporation
M.S.E. Investments, Incorporated, a Nevada corporation
New Castle Corp., a Nevada corporation
New PRMA Las Vegas, Inc., a Nevada corporation
New York-New York Hotel & Casino, LLC, a Nevada limited liability company
New York-New York Tower, LLC, a Nevada limited liability company
Oasis Development Company, Inc., a Nevada corporation
Plane Truth, LLC, a Nevada limited liability company
The Primadonna Company, LLC, a Nevada limited liability company
PRMA Land Development Company, a Nevada corporation
PRMA, LLC, a Nevada limited liability company
Project CC, LLC, a Nevada limited liability company
Railroad Pass Investment Group, a Nevada partnership
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Ramparts International, a Nevada corporation
Ramparts, Inc., a Nevada corporation
Restaurant Ventures of Nevada, Inc., a Nevada corporation
The Signature Condominiums, LLC, a Nevada limited liability company
Signature Tower I, LLC, a Nevada limited liability company
Slots-A-Fun, Inc., a Nevada corporation
Treasure Island Corp., a Nevada corporation
Victoria Partners, a Nevada partnership
By: MRGS Corp., a Nevada corporation, Partner
By: Gold Strike L.V., a Nevada partnership, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
SIGNATURE PAGE TO MGM MIRAGE SUPPLEMENTAL INDENTURE
DECEMBER 2006

By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Diamond Gold, Inc., a Nevada corporation, Partner
VidiAd, a Nevada corporation
[The remainder of this page is intentionally left blank. Signature on the following page.]
SIGNATURE PAGE TO MGM MIRAGE SUPPLEMENTAL INDENTURE
DECEMBER 2006

By:	/s/ Bryan L. Wright
Name:	Bryan L. Wright
Title:	Assistant Secretary or Attorney-in-Fact, as applicable, of each of the foregoing

SIGNATURE PAGE TO MGM MIRAGE SUPPLEMENTAL INDENTURE
DECEMBER 2006

EXHIBIT A
FORM OF GLOBAL NOTE
CUSIP No. 552953BB6
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MGM MIRAGE OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
MGM MIRAGE
7.625% Senior Note Due January 15, 2017

No. ___	$[___]
     MGM MIRAGE, a Delaware corporation (the “Company”), promises to pay to Cede & Co. or registered assigns, or its registered assigns, the principal sum of [___] in U.S. Dollars on January 15, 2017.

Interest Payment Dates:	January 15 and July 15

Record Dates:	January 1 and July 1
     Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MGM MIRAGE
By
Name:
Title:

Attest:

Name:	Bryan L. Wright
Title:	Senior Vice President, Assistant General Counsel and Assistant Secretary

[Authentication Page to Follow]

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, As Trustee
By
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
7.625 % Senior Note Due January 15, 2017
     1. INTEREST
     MGM MIRAGE, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.
     The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year commencing on July 15, 2007. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 21, 2006 with respect to this Note. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     2. METHOD OF PAYMENT
     The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, all payments in respect of this Note (including principal, premium, if any, and interest) must be made by wire transfer of immediately available funds to the accounts specified by the Holder hereof.
     3. PAYING AGENT AND REGISTRAR
     Initially, U.S. BANK NATIONAL ASSOCIATION (the “Trustee”) shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to the Holders. The Company or any domestically organized Subsidiary may act as Paying Agent or Registrar.
     4. INDENTURE
     The Company issued the Notes under an Indenture dated as of the date of this Note, as supplemented by the First Supplemental Indenture dated as of the date of this Note (as supplemented, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.
     The Notes are unsecured senior obligations of the Company. Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes in an unlimited principal amount. This Note is one of the Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes (if any) issued pursuant to the Indenture. The Initial Notes and the Additional Notes are treated as a single class of Notes under the Indenture. The Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.
     5. OPTIONAL REDEMPTION; MANDATORY DISPOSITION PURSUANT TO GAMING LAWS
     The Notes are redeemable at the option of the Company, in whole or in part at any time at a redemption price (the “Redemption Price”) equal to the greater of:
•	100% of the principal amount thereof; or

•	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest to the Redemption Date on the Notes to be redeemed.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date:
•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).
     “Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     The rights of each Holder or beneficial owner of Notes are subject to the Gaming Laws and requirements of the Gaming Authorities. Notwithstanding any other provision of the Indenture, if any Gaming Authority requires that a Holder or beneficial owner of Notes of a Holder must be licensed, qualified or found suitable under any

Gaming Law, such Holder or such beneficial owner shall apply for a license, qualification or a finding of suitability, as the case may be, within the required time period. If such person fails to apply or become licensed or qualified or is not found suitable (in each case, a “failure of compliance”), the Company shall have the right, at its option, (i) to require such Holder or owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority, or (ii) to redeem such Notes, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to (a) the lesser of (1) the Holder’s cost, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply and (2) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date and the date of the finding of unsuitability or failure to comply or (b) such other amount as may be required by applicable Gaming Laws or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such failure of compliance or redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or finding of suitability. Immediately upon the imposition of a requirement to dispose of the Notes by a Gaming Authority, such Holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Notes, or (ii) to receive any remuneration in any form with respect to the Notes from the Company or the Trustee, except the redemption price.
     6. NOTICES OF REDEMPTION
     Notices of redemption shall be mailed by first-class mail at least 30 (unless a shorter notice is acceptable to the Trustee) days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Notes are to be redeemed at any time (other than pursuant to paragraph 5 above) the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
     7. DENOMINATIONS; TRANSFER; EXCHANGE
     The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     8. PERSONS DEEMED OWNERS
     The registered Holder of this Note may be treated as the owner of it for all purposes.
     9. UNCLAIMED MONEY
     If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a domestic Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.

     10. DISCHARGE AND DEFEASANCE
     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture with respect to the Notes if, among other things, the Company deposits with the Trustee funds for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
     11. AMENDMENT, WAIVER
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions, with certain exceptions as therein provided, permitting the Holders of a majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all such Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also permits certain other amendments, modifications or waivers thereof only with the consent of all affected Holders of the Notes, while certain other amendments or modifications may be made without the consent of any Holders of Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The right of any Holder of a Note (or such Holder’s duly designated proxy) to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of Notes as of a date set by the Company and identified by the Trustee in a notice furnished to Holders of the Notes in accordance with the terms of the Indenture.
     12. DEFAULTS AND REMEDIES
     Events of Default are set forth in the Indenture. If an Event of Default shall have occurred and be continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and, if given by the Holders, to the Trustee, specifying the respective Events of Default, and the same shall become immediately due and payable.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.
     13. TRUSTEE DEALINGS WITH THE COMPANY
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
     14. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS
     No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
     15. GOVERNING LAW
     THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     16. AUTHENTICATION
     This Note and the Subsidiary Guarantee endorsed hereon shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
     17. ABBREVIATIONS
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
     18. CUSIP NUMBERS
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
MGM MIRAGE
3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109
Attention of Secretary

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

     (Print or type assignee’s name, address and zip code)

     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:                                          Your Signature:
Signature Guarantee:
(Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)

Sign exactly as your name appears on the other side of this Note.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B
[FORM OF NOTATION OF GUARANTEE]
GUARANTEE
     For value received, the undersigned hereby unconditionally guarantee to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture, as supplemented as of the date hereof, pursuant to which this Note and Guarantee were issued, of the principal of, premium (if any) and interest on such Note when and as the same shall become due and payable for any reason according to the terms of such Note and the Indenture, as supplemented as of the date hereof. This Guarantee will not become effective until the Trustee signs the certificate of authentication on this Note. Such Guarantee is more fully set forth in the Indenture.
Dated as of [                    ], 2006

SUBSIDIARY GUARANTORS

AC Holding Corp., a Nevada corporation
AC Holding Corp. II, a Nevada corporation
The April Cook Companies, a Nevada corporation
Beau Rivage Distribution Corp., a Mississippi corporation
Beau Rivage Resorts, Inc. a Mississippi corporation
Bellagio, LLC, a Nevada limited liability company
Boardwalk Casino, LLC, a Nevada limited liability company
Bungalow, Inc., a Mississippi corporation
Circus Circus Casinos, Inc., a Nevada corporation
Circus Circus Mississippi, Inc., a Mississippi corporation
CITYCENTER Boutique Residential Development, LLC, a Nevada limited liability company
CITYCENTER Harmon Development, LLC, a Nevada limited liability company
CITYCENTER Hotel & Casino, LLC, a Nevada limited liability company
CITYCENTER Realty Corporation, a Nevada corporation
CITYCENTER Vdara Development, LLC, a Nevada limited liability company
CITYCENTER Veer East Development, LLC, a Nevada limited liability company
CITYCENTER Veer West Development, LLC, a Nevada limited liability company
Colorado Belle Corp., a Nevada corporation
Country Star Las Vegas, LLC, a Nevada limited liability company
Destron, Inc., a Nevada corporation
Diamond Gold, Inc., a Nevada corporation
Edgewater Hotel Corporation, a Nevada corporation
Galleon, Inc., a Nevada corporation
Gold Strike Aviation, Incorporated, a Nevada corporation
Gold Strike Fuel Company, a Nevada partnership
By: Oasis Development Company, Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner

By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Gold Strike L.V., a Nevada partnership
By: Diamond Gold Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Goldstrike Finance Company, Inc., a Nevada corporation
Goldstrike Investments, Incorporated, a Nevada corporation
Grand Laundry, Inc., a Nevada corporation
Jean Development Company, a Nevada partnership
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Jean Development North, a Nevada partnership
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: Diamond Gold Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
Jean Development West, a Nevada partnership
By: Diamond Gold Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Jean Fuel Company West, a Nevada partnership
By: Oasis Development Company, Inc., a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Last Chance Investments, Incorporated, a Nevada corporation
LV Concrete Corp., a Nevada corporation
MAC, Corp., a New Jersey corporation
Mandalay Corp., a Nevada corporation
Mandalay Marketing and Events, a Nevada corporation
Mandalay Place, a Nevada corporation
Mandalay Resort Group, a Nevada corporation
Metropolitan Marketing, LLC, a Nevada limited liability company
MGM Grand Atlantic City, Inc., a New Jersey corporation

MGM Grand Condominiums, LLC, a Nevada limited liability company
MGM Grand Condominiums II, LLC, a Nevada limited liability company
MGM Grand Condominiums III, LLC, a Nevada limited liability company
MGM Grand Condominiums East — Tower 1, LLC, a Nevada limited liability company
MGM Grand Detroit, Inc., a Delaware corporation
MGM Grand Hotel, LLC, a Nevada limited liability company
MGM Grand New York, LLC, a Nevada limited liability company
MGM Grand Resorts, LLC, a Nevada limited liability company
MGM Grand Resorts Development, a Nevada corporation
MGM MIRAGE Advertising, Inc., a Nevada corporation
MGM MIRAGE Aircraft Holdings, LLC, a Nevada limited liability company
MGM MIRAGE Aviation Corp., a Nevada corporation
MGM MIRAGE Corporate Services, a Nevada corporation
MGM MIRAGE Design Group, a Nevada corporation
MGM MIRAGE Development, LLC, a Nevada limited liability company
MGM MIRAGE Entertainment and Sports, a Nevada corporation
MGM MIRAGE International Marketing, Inc., a Nevada corporation
MGM MIRAGE Management and Technical Services, LLC, a Nevada limited liability company
MGM MIRAGE Manufacturing Corp., a Nevada corporation
MGM MIRAGE Operations, Inc., a Nevada corporation
MGM MIRAGE Retail, a Nevada corporation
MH, Inc., a Nevada corporation
M.I.R. Travel, a Nevada corporation
The Mirage Casino-Hotel, a Nevada corporation
Mirage Laundry Services Corp., a Nevada corporation
Mirage Leasing Corp., a Nevada corporation
Mirage Resorts, Incorporated, a Nevada corporation
MMNY Land Company, Inc., a New York corporation
MRG Vegas Portal, Inc., a Nevada corporation
MRGS Corp., a Nevada corporation
M.S.E. Investments, Incorporated, a Nevada corporation
New Castle Corp., a Nevada corporation
New PRMA Las Vegas, Inc., a Nevada corporation
New York-New York Hotel & Casino, LLC, a Nevada limited liability company
New York-New York Tower, LLC, a Nevada limited liability company
Oasis Development Company, Inc., a Nevada corporation
Plane Truth, LLC, a Nevada limited liability company
The Primadonna Company, LLC, a Nevada limited liability company
PRMA Land Development Company, a Nevada corporation
PRMA, LLC, a Nevada limited liability company
Project CC, LLC, a Nevada limited liability company
Railroad Pass Investment Group, a Nevada partnership
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner

By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Ramparts International, a Nevada corporation
Ramparts, Inc., a Nevada corporation
Restaurant Ventures of Nevada, Inc., a Nevada corporation
The Signature Condominiums, LLC, a Nevada limited liability company
Signature Tower I, LLC, a Nevada limited liability company
Slots-A-Fun, Inc., a Nevada corporation
Treasure Island Corp., a Nevada corporation
Victoria Partners, a Nevada partnership
By: MRGS Corp., a Nevada corporation, Partner
By: Gold Strike L.V., a Nevada partnership, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
By: Last Chance Investments, Incorporated, a Nevada corporation, Partner
By: Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By: Diamond Gold, Inc., a Nevada corporation, Partner
VidiAd, a Nevada corporation
[The remainder of this page is intentionally left blank. Signature on the following page.]

By:

	Name:	Bryan L. Wright
	Title:	Assistant Secretary or Attorney-in-Fact,
as applicable, of each of the foregoing

EXHIBIT C
FORM OF INSTRUMENT OF JOINDER
(INDENTURES)
          THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of ___, by the undersigned Subsidiaries of MGM MIRAGE (“Joining Parties”), with reference to the following guaranties:
1.	Guaranty of 6.75% Senior Notes due 2007 and 7.25% Debentures due 2017. The Guaranty dated as of May 31, 2000, made by MGM MIRAGE (under its former name MGM Grand), and certain subsidiaries of MGM MIRAGE in favor of First Security Bank, National Association (the “6.75% and 7.25% Guaranty”), for the Holders of Mirage’s 6.75% Notes due 2007 and for the Holders of Mirage’s 7.25% Debentures due 2017 issued pursuant to the Indenture dated as of August 1, 1997, between Mirage and First Security Bank, National Association, as Trustee (the “6.75% and 7.25% Indenture”).

2.	Guaranty of 6.75% Notes due 2008. The Guaranty dated as of May 31, 2000, made by MGM MIRAGE (under its former name MGM Grand), and certain subsidiaries of MGM MIRAGE in favor of JPMorgan Chase Bank (the “6.75% Guaranty”), for the Holders of Mirage’s 6.75% Notes due 2008 issued pursuant to the Indenture dated as of February 4, 1998, between Mirage and JPMorgan Chase Bank, as successor Trustee to PNC Bank, National Association (the “6.75% Indenture”).

3.	Guaranty of 8.50% Notes Due 2010. The Guaranty dated as of September 17, 2003, made by certain subsidiaries of MGM MIRAGE in favor of BNY Western Trust Company, as successor to U.S. Trust Company, National Association (the “8.50% Guaranty”), for the Holders of MGM MIRAGE’s 8.50% Senior Notes due 2010 issued pursuant to the Indenture dated as of September 15, 2000, between MGM MIRAGE and U.S. Trust Company, National Association, as Trustee (the “8.50% Indenture”).

4.	Guaranty of 5.875% Notes Due 2014. The Guaranty dated as of February 27, 2004, made by certain subsidiaries of MGM MIRAGE in favor of U.S. Bank National Association (the “February 5.875% Guaranty”), for the Holders of MGM MIRAGE’s 5.875% Senior Notes due 2014 (including such 5.875% Senior Notes issued in the exchange offer for the 5.875% Senior Notes due 2014) issued pursuant to the Indenture dated as of February 27, 2004, among MGM MIRAGE, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “5.875% Indenture”).

5.	Guaranty of 5.875% Notes Due 2014. The Guaranty dated as of March 23, 2004, made by certain subsidiaries of MGM MIRAGE in favor of U.S. Bank National Association (the “March 5.875% Guaranty”), for the Holders of MGM MIRAGE’s 5.875% Senior Notes due 2014 (including such 5.875% Senior Notes issued in the exchange offer for the 5.875% Senior Notes due 2014) issued pursuant to the Indenture dated as of March 23, 2004, among MGM MIRAGE, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “March 5.875% Indenture”).

6.	Guaranty of 6.75% Notes Due 2012. The Guaranty dated as of August 25, 2004, made by certain subsidiaries of MGM MIRAGE in favor of U.S. Bank National Association (the “2004 6.75% Guaranty”), for the Holders of MGM MIRAGE’s 6.75% Senior Notes due 2012 (including such 6.75% Senior Notes issued in any exchange offer for the 6.75% Senior Notes due 2012) issued pursuant to the Indenture dated as of August 25, 2004, among MGM MIRAGE, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “2004 6.75% Indenture”).

7.	Guaranty of 6.00% Notes Due 2009. The Guaranty dated as of September 17, 2003, made by certain subsidiaries of MGM MIRAGE in favor of U.S. Bank National Association (the “2003 6.00% Guaranty”), for the Holders of MGM MIRAGE’s 6.00% Senior Notes due 2009 issued pursuant to the Indenture dated as of September 17, 2003, among MGM MIRAGE, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “2003 6.00% Indenture”).

8.	Guaranty of 6.00% Notes Due 2009. The Guaranty dated as of September 22, 2004, made by certain subsidiaries of MGM MIRAGE in favor of U.S. Bank National Association (the “2004 6.00% Guaranty”), for the Holders of MGM MIRAGE’s 6.00% Senior Notes due 2009 (including such 6.00% Senior Notes issued in any exchange offer for the 6.00% Senior Notes due 2009) issued pursuant to the Indenture dated as of September 22, 2004, among MGM MIRAGE, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “2004 6.00% Indenture”).

9.	Guaranty of 6.375% Notes Due 2011. The Guaranty dated as of April 25, 2005, made by MGM MIRAGE and certain subsidiaries of MGM MIRAGE in favor of The Bank of New York (the “6.375% Guaranty”), for the Holders of Mandalay’s 6.375% Senior Notes due 2011 (including such 6.375% Senior Notes issued in any exchange offer for the 6.375% Senior Notes due 2011) issued pursuant to the Indenture dated as of November 25, 2003, between Mandalay and The Bank of New York, as Trustee (the “6.375% Indenture”).

10.	Guaranty of 6.50% Notes Due 2009. The Guaranty dated as of April 25, 2005, made by MGM MIRAGE and certain subsidiaries of MGM MIRAGE in favor of The Bank of New York (the “6.50% Guaranty”), for the Holders of Mandalay’s 6.50% Senior Notes due 2009 (including such 6.50% Senior Notes issued in any exchange offer for the 6.50% Senior Notes due 2009) issued pursuant to the Indenture dated as of July 31, 2003, between Mandalay and The Bank of New York, as Trustee (the “6.50% Indenture”).

11.	Guaranty of 9.50% Notes Due 2008. The Guaranty dated as of April 25, 2005, made by MGM MIRAGE and certain subsidiaries of MGM MIRAGE in favor of The Bank of New York (the “9.50% Guaranty”), for the Holders of Mandalay’s 9.50% Senior Notes due 2008 (including such 9.50% Senior Notes issued in any exchange offer for the 9.50% Senior Notes due 2008) issued pursuant to the Indenture dated as of August 16, 2000, between Mandalay and The Bank of New York, as Trustee (the “9.50% Indenture”).

12.	Guaranty of Floating Rate Convertible Debentures Due 2033. The Guaranty dated as of April 25, 2005, made by MGM MIRAGE and certain subsidiaries of MGM MIRAGE in favor of The Bank of New York (the “Convertible Debentures Guaranty”), for the Holders of Mandalay’s Floating Rate Convertible Debentures due 2033 issued pursuant to the First Supplemental Indenture dated as of July 26, 2004 to the Indenture dated as of March 21, 2003, between Mandalay, the subsidiary guarantors party thereto and The Bank of New York, as Trustee (the “Floating Rate Convertible Debentures Indenture”).

13.	Guaranty of 7.00% Debentures Due 2036. The Guaranty dated as of April 25, 2005, made by MGM MIRAGE and certain subsidiaries of MGM MIRAGE in favor of Wells Fargo Bank (Colorado), N.A. (the “7.00% Debentures Guaranty”), for the Holders of Mandalay’s 7.00% Debentures due 2036 issued pursuant to this Supplemental Indenture dated as of November 15, 1996 to the Indenture dated as of November 15, 1996, between Mandalay and Wells Fargo Bank (Colorado), N.A., as Trustee (the “7.00% Debentures Indenture”).

14.	Guaranty of 6.70% Debentures Due 2096. The Guaranty dated as of April 25, 2005, made by MGM MIRAGE and certain subsidiaries of MGM MIRAGE in favor of Wells Fargo Bank (Colorado), N.A. (the “6.70% Debentures Guaranty”), for the Holders of Mandalay’s 6.70% Debentures due 2096 issued pursuant to this Supplemental Indenture dated as of November 15, 1996 to the Indenture dated as of February 1, 1996, between Mandalay and Wells Fargo Bank (Colorado), N.A., as Trustee (the “6.70% Debentures Indenture”).

15.	Guaranty of 6.625% Notes Due 2015. The Guaranty dated as of June 20, 2005, made by certain subsidiaries of MGM MIRAGE in favor of U.S. Bank National Association (the “June 6.625% Guaranty”), for the Holders of MGM MIRAGE’s 6.625% Senior Notes due 2015 (including such 6.625% Senior Notes issued in any exchange offer for the 6.625% Senior Notes due 2015) issued pursuant to the Indenture dated as of June 20, 2005, among MGM MIRAGE, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “6.625% Indenture”).

16.	Guaranty of 6.625% Notes Due 2015. The Guaranty dated as of September 9, 2005, made by certain subsidiaries of MGM MIRAGE in favor of U.S. Bank National Association (the “September 6.625% Guaranty”), for the Holders of MGM MIRAGE’s 6.625% Senior Notes due 2015 (including such 6.625% Senior Notes issued in any exchange offer for the 6.625% Senior Notes due 2015) issued pursuant to the 6.625% Indenture (as supplemented as of September 9, 2005).

17.	Guaranty of 6.75% Notes Due 2013. The Guaranty dated as of April 5, 2006, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “2006 6.75% Guaranty”), for the Holders of MGM’s 6.75% Senior Notes due 2013 (including such 6.75% Senior Notes due 2013 issued in any exchange offer for the 6.75% Senior Notes due 2013) issued pursuant to the Indenture dated as of April 5, 2006, among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “2006 6.75% and 6.875% Indenture”).

18.	Guaranty of 6.875% Notes Due 2016. The Guaranty dated as of April 5, 2006, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “6.875% Guaranty”), for the Holders of MGM’s 6.875% Senior Notes due 2016 (including such 6.875% Senior Notes due 2016 issued in any exchange offer for the 6.875% Senior Notes due 2016) issued pursuant to the 2006 6.75% and 6.875% Indenture.

19.	Guaranty of 7.625% Notes Due 2017. The Guaranty dated as of December 21, 2006, made by certain subsidiaries of MGM in favor of U.S. Bank National Association (the “7.625% Guaranty”), for the Holders of MGM’s 6.75% Senior Notes due 2013 issued pursuant the Indenture dated as of December 21, 2006, as supplemented by the First Supplemental Indenture dated as of December 21, 2006 among MGM, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee (the “S-3 Indenture”).
     (The 6.75% and 7.25% Guaranty, the 6.75% Guaranty, the 8.50% Guaranty, the February 5.875% Guaranty, the March 5.875% Guaranty, the 2004 6.75% Guaranty, the 2003 6.00% Guaranty, the 2004 6.00% Guaranty, the 6.375% Guaranty, the 6.50% Guaranty, the 9.50% Guaranty, the Convertible Debentures Guaranty, the 7.00% Debentures Guaranty, the 6.70% Debentures Guaranty, the June 6.625% Guaranty, the September 6.625% Guaranty, the 2006 6.75% Guaranty, the 6.875% Guaranty and the 7.625% Guaranty are collectively referred to herein as the “Guaranties.”)

RECITALS
     Each Joining Party has Incurred Indebtedness or has guaranteed or secured Indebtedness of MGM MIRAGE, and as such is required by the terms thereof to become a party to the Guaranties (capitalized terms used by not defined herein having the meaning ascribed to such terms in the S-3 Indenture).
     NOW THEREFORE, each Joining Party jointly and severally agrees as follows:
AGREEMENT
     1. By this Joinder, each Joining Party becomes a party to each of the Guaranties as an additional joint and several “Guarantor.” Each Joining Party agrees that, upon its execution hereof, it will become a Guarantor under each of the Guaranties and will be bound by all terms, conditions, and duties applicable to a Guarantor under each of the Guaranties.
     2. The effective date of this Joinder is _________.
     3. Notice of acceptance hereof is waived.

     IN WITNESS WHEREOF, each of the undersigned has executed this Joinder by its duly authorized officer as of the date first written above.

“Joining Parties”

By:

By: